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                                                                    EXHIBIT 21.1


                                  EXHIBIT 21.1
                 LIONS GATE ENTERTAINMENT CORP. AND SUBSIDIARIES
                                 March 31, 2002


408376 B.C. Ltd.                                                British Columbia
Christal Films Distribution Inc. (1)                                      Quebec
CineGroupe Corporation (2)                                                Quebec
CinemaNow, Inc. (3)                                                   California
Cinepix Animation Inc.                                                    Canada
Cinepix Films Inc. (4)                                                    Quebec
LG Pictures Inc.                                                        Delaware
Lions Gate Entertainment Corp.                                  British Columbia
Lions Gate Entertainment Inc.                                           Delaware
Lions Gate Films Corp.                                                    Canada
Lions Gate Films Inc.                                                   Delaware
Lions Gate Studio Management Ltd.                               British Columbia
Lions Gate Studios BC Partnership                               British Columbia
Lions Gate Television Corp.                                     British Columbia
Lions Gate Television Inc.                                              Delaware
Mandalay Pictures, LLC (5)                                              Delaware

(1) Lions Gate Films Corp. owns 75% of the Class A (equity) shares which represents 30% of the votes and 100% of Class C (financing) shares.

(2) Cinepix Animation Inc. holds 26% of the Class A Common Shares (one vote) and 100% of the Class B Common Shares (10 votes), representing a 29% equity interest and a 50.01% voting interest.

(3) Lions Gate Films, Inc. holds 90% of the common shares which represents 63% of the total equity shares.

(4) Lions Gate Films Corp. owns 75% of the Class B (equity) shares, 25% of the Class C (control) shares and 100% of the Class D shares. Cinepix Inc., owned by John Dunning and Andre Link, owns the remaining 25% of the Class B and 75% of the Class C shares.

(5) 55% of Mandalay Pictures, LLC is held by Tigerstripes Inc., a corporation owned by Peter Guber, Paul Schaeffer and Adam Platnick.